UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Coda Octopus Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	34-2008348
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7380 Sand Lake Road, Suite #500, Orlando, Florida	32819
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the common stock, $0.001 par value per share (the “Common Stock”), of Coda Octopus Group, Inc. (the “Company”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on The NASDAQ Stock Market LLC commencing on or about July 19, 2017. The Common Stock has been approved for listing on The NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “CODA.”

A description of the Common Stock to be registered hereunder is set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 10/A (File No. 000- 52815) filed with the Securities and Exchange Commission on March 29, 2017, and such description is incorporated by reference herein.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the Common Stock to be registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CODA OCTOPUS GROUP, INC.

Date: July 18, 2017	By:	/s/ Annmarie Gayle
Annmarie Gayle
Chief Executive Officer